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                                                                  Exhibit 23.1.6


                        CONSENT OF INDEPENDENT AUDITORS



     We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated December 29, 1998, with respect to the financial statements of The Sibson & Company, L.P., included in the Prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with the Registration Statement on Form S-1 (File No. 333-63789) of Nextera Enterprises,Inc.



/s/ FARKOUH, FURMAN & FACCIO
CERTIFIED PUBLIC ACCOUNTANTS


New York, New York
May 17, 1999